EXHIBIT 10.4
Insurance Letters of Credit — Master Agreement
Form 3/CEP
AGREEMENT DATED 30 June 2011
BETWEEN:
(1)	PLATINUM UNDERWRITERS REINSURANCE, INC. (“Platinum America”);

AND

(2)	PLATINUM UNDERWRITERS BERMUDA, LTD. (“Platinum Bermuda”);

AND

(3)	CITIBANK EUROPE PLC (“CEP”) whose offices and registered address are at 1 North Wall Quay, I.F.S.C., Dublin 1, Ireland
PREAMBLE
Subject to the satisfaction by Platinum America and Platinum Bermuda (each a “Company” and together the “Companies”) of the terms and conditions contained in this Agreement, CEP agrees to establish letters of credit (each a “Credit” and collectively the “Credits”) on behalf of each Company in favour of beneficiaries located in the United States of America or elsewhere (the “Beneficiary” or “Beneficiaries” as relevant). In furtherance of this Agreement, the parties have separately agreed the contractual or security arrangements that will apply in respect of each Company’s obligations under or pursuant to this Agreement.
1.	AGREEMENT

It is agreed between us in relation to each Credit that:-
1.1	in order to establish a Credit, the Company is required to submit an application form to CEP (the “Application Form”). The Application Form must (a) be in the form set out in Schedule Two or in such other form as CEP is willing to accept (acting reasonably) for this purpose; Application Forms may be sent by letter, facsimile, Citidirect or via any other electronic system(s) or transmission arrangement(s) agreed between the parties; (b) be completed by or on behalf of the Company in accordance with the terms of the Company’s banking mandate(s) or other authorities lodged with CEP or as otherwise agreed in writing between the Company and CEP; and (c) indicate therein the name of the Beneficiary and the amount, currency and term of the Credit required. Upon receipt of an Application Form that satisfies the above criteria, CEP shall, within five Business Days, establish on behalf of the Company an irrevocable clean sight Credit (or such other form of Credit as may be required by the Application Form relating thereto) available, in whole or in part, by the Beneficiary’s sight draft (the Company hereby agreeing that CEP may accept as a valid “sight draft” any written or electronic demand or other request for payment under the Credit, even if such demand or other request is not in the form of a negotiable instrument) on CEP or otherwise as may be required by the terms of the Credit; provided, however, that:
(i)	subject to the terms of the committed facility letter dated on or about the date hereof between CEP, Platinum Underwriters Holdings, Ltd. and the Companies (the “Facility Letter”), the opening of any Credit hereunder shall, in every instance, be at CEP’s option and nothing herein shall be construed as obliging CEP to open any Credit; and

(ii)	prior to the establishment of any Credit or in order to maintain a Credit the Company undertakes to pledge sufficient collateral in accordance with the terms of the pledge agreement dated on or about the date hereof (the “Pledge Agreement”) between the Company and CEP, to ensure that the Company will be in compliance with the Pledge Agreement, in particular Clause 6(h) thereof, once the Credit is established.
(In relation to any Credit, the bank or other financial institution that issued such Credit shall be referred to as the “Issuing Bank”.)

1.2	Each Company undertakes to reimburse CEP, on demand, the amount of any and all drawings (including, for the avoidance of doubt, drawings presented electronically) under each Credit established on behalf that Company.
1.3	(a)	Each Company undertakes to indemnify CEP, on demand, for and against all actions, proceedings, losses, damages, charges, costs, expenses, claims and demands, in all cases documented and reasonable, which CEP may incur, pay or sustain in connection with any Credit established on behalf of that Company howsoever arising (unless resulting from CEP’s bad faith, gross negligence or wilful misconduct or that of the Issuing Bank).

	(b)	Each Company undertakes to indemnify CEP, on demand, for and against all actions, proceedings, losses, damages, charges, costs, expenses, claims and demands, in all cases documented and reasonable (together referred to as the “Indemnified Losses”), which CEP may incur, pay or sustain in connection with this Agreement, howsoever arising (unless resulting from CEP’s bad faith, gross negligence or wilful misconduct or that of the Issuing Bank). If in relation to an Indemnified Loss it is possible to determine that one Company was wholly responsible for causing that Indemnified Loss, that Company shall indemnify CEP in full for that Indemnified Loss and that Indemnified Loss shall fall outside the other Company’s indemnity. In all other cases, the Companies shall be jointly and severally liable for the Indemnified Loss.
1.4	Each Company undertakes to pay CEP, on demand, such fees and/or commissions of such amount(s) and/or at such rate(s) as shall have been advised by CEP in the Fee Letter between the Companies and CEP as payable by such Company in connection with each Credit established on behalf of that Company;

1.5	Each Company hereby irrevocably authorises CEP to make any payments and comply with any demands which may be claimed from or made upon CEP in connection with any Credit established on behalf of that Company in accordance with the terms thereof and without any reference to, or further authority from, the Company provided that such demands comply, in CEP’s judgment (acting in good faith), with the terms of that Credit. Each Company hereby agrees that it shall not be incumbent upon CEP to enquire or take notice of whether or not any such payments or demands claimed from or made upon CEP in connection with that Credit are properly made (subject to CEP’s obligation to act in good faith in determining whether such demands comply with the terms of that Credit) or whether any dispute exists between the Company and the Beneficiary thereof. Each Company further agrees that any payment CEP makes in accordance with the terms and conditions of each Credit established on behalf of that Company shall (in the absence of CEP’s or the Issuing Bank’s bad faith, gross negligence or wilful misconduct) be binding upon the Company and shall be accepted by the Company, but only as between the Company and CEP, as conclusive evidence that CEP was liable to make such payment or comply with such demand.

1.6	Each Credit will be in a form acceptable to the Beneficiary.
2.	REPRESENTATIONS AND WARRANTIES
2.1	Each Company represents and warrants to CEP and undertakes that:-
(i)	it has and will at all times have the necessary power to enable it to enter into and perform the obligations expressed to be assumed by it under this Agreement;

(ii)	the Agreement constitutes its legal, valid, binding and enforceable obligation effective in accordance with its terms subject to (i) the effect of any applicable bankruptcy, insolvency, reorganisation, moratorium or similar law affecting creditors’ rights generally, and (ii) the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); and

(iii)	all necessary authorisations to enable or entitle it to enter into this Agreement have been obtained and are in full force and effect and will remain in such force and effect at all times during the subsistence of this Agreement;
2.2	Each Company represents and warrants to CEP that:-
(i)	it is not unable to pay its debts as they fall due;

(ii)	it has not been deemed or declared to be unable to pay its debts under any applicable law;

(iii)	it has not suspended making payments on any of its debts;

(iv)	it has not, by reason of actual or anticipated financial difficulties, commenced negotiations with any of its creditors with a view to rescheduling any of its indebtedness;

(v)	the value of its assets is not less than its liabilities (taking into account contingent and prospective liabilities);

(vi)	no moratorium has been declared in respect of any of its indebtedness; and

(vii)	no analogous or similar event or concept to those set out in this Clause 2.2 has occurred or is the case under the laws of any jurisdiction.
3.	EXTENSION/TERMINATION
3.1	(a)	Any Credit established hereunder shall, if requested by the Company on the relevant Application Form and subject to CEP’s consent, bear a clause to the effect that it will automatically be extended for successive periods of one year (or such other period as may be stated in the relevant Application Form) UNLESS the Beneficiary has received from the Issuing Bank by registered mail (or other appropriate receipted delivery) notification of intention not to renew such Credit at least 30 days (or such other period as may be stated in the relevant Application Form) prior to the end of the original term or, as the case may be, of a period of extension (the “Notice Period”).

	(b)	The Issuing Bank shall be under no obligation to the Company to send the Beneficiary such notification (and without such notification to the Beneficiary the Credit will be automatically extended as provided above) UNLESS Company shall have sent notification to CEP by registered mail (or other means acceptable to CEP) of its election not to renew such Credit at least 30 days prior to the commencement of the Notice Period.

	(c)	CEP reserves the right, at its sole option and discretion, to give or procure the giving at any time to the Beneficiary of notification of intention not to renew any Credit. If CEP exercises such said right, it will give the Company notice in writing thereof as soon as is reasonably possible.
4.	UCC/ISP

CEP may, at its sole option, arrange for the issuance of any Credit as being subject to either (i) the Uniform Customs and Practice for Documentary Credits (2007 Revision) ICC Publication No. 600 (the “UCP”) or (ii) the International Chamber of Commerce Publication No. 590 — the International Standby Practices 1998 (the “ISP”), (or any subsequent version of either); provided however that CEP may agree such modifications thereof as may be required by any regulatory or other authority having jurisdiction as to the acceptability of the Credit in question.

5.	PREVIOUS AGREEMENTS
5.1	Unless otherwise agreed between CEP and the Companies in writing, the previous agreement(s) (if any) entered into between either Company and CEP (other than those at any time governed by a “Master Agreement — London Market Letter of Credit Scheme” or substantially equivalent agreement) governing Credits established by CEP on that Company’s behalf in favour of Beneficiaries shall, on due execution by the parties of this Agreement, cease to apply to all such Credits, which Credits shall henceforth be governed by this Agreement, save that any such previous agreement which relates to the First Existing Credit (as defined in the Facility Letter) and the Second Existing Credit (as defined in the Facility Letter) or pursuant to which such First Existing Credit or the Second Existing Credit were issued shall not cease to apply unless and until paragraphs 13.9 and 13.10 of the Facility Letter come into effect as contemplated by paragraph 13.11 of the Facility Letter, whereupon such First Existing Credit or the Second Existing Credit shall henceforth be governed by this Agreement.
5.2	For the avoidance of doubt any letter or letters of credit or similar or equivalent instrument or instruments (the “Existing Credit(s)”) which has or have been established or opened pursuant to the terms of any previous agreement(s) entered into between either Company and Citibank, N.A. governing the Existing Credits (including any security arrangements that apply in respect of any obligation under or pursuant to such previous agreement(s)) (the “Existing Agreement(s)”) shall continue in force until cancelled. The Existing Agreement(s) shall continue to apply to the Existing Credit(s) until all the Existing Credit(s) have been cancelled. Each Company undertakes, on CEP’s request, to take all reasonable steps to procure that any cancelled Existing Credit(s) are destroyed or returned to the Issuing Bank.
6.	CREDIT CHOICE OF LAW

If, at a Company’s request, a Credit expressly chooses a state or country law other than New York, U.S.A. or English law, or is silent with respect to the UCP, the ISP or a governing law, CEP shall not be liable for any payment, cost, expense or loss resulting from any action or inaction it takes provided such action or inaction is justified in the circumstances under UCP, ISP, New York law, English law or the law governing the Credit.

7.	BRANCHES/CORRESPONDENT BANKS
7.1	Each Company acknowledges that CEP may carry out any of its obligations or exercise any of its rights under this Agreement through any of its offices or branches, wheresoever situated.

7.2	Each Company further understands that CEP reserves the right to issue any Credit through any third party correspondent of its choice and/or to have any Credit confirmed by Citibank, N.A., and CEP shall be entitled to do so provided the obligations and liability of the Company are no greater than they would have been if the Credit had not been issued through such third party correspondent or confirmed by Citibank, N.A., save as may otherwise be agreed between the parties from time to time. In such circumstances, CEP will be required to guarantee reimbursement to such correspondent and/or Citibank, N.A. of any payments which such correspondent and/or Citibank, N.A. may make under the Credit in question and such guarantee (howsoever described) shall be treated mutatis mutandis as a Credit for the purpose of this Agreement.
8.	INCREASES ETC/REINSTATEMENTS

The provisions of the foregoing Clauses shall be equally applicable to any increase, extension, renewal, partial renewal, modification or amendment of, or substitute instrument for, any Credit to which they apply. If for any reason any amount paid under any Credit is repaid, in whole or in part, by the Beneficiary thereof, CEP may, in its sole discretion, treat (or procure the treatment of) such repayment as a reinstatement of an amount (equal to such repayment) under such Credit. The value date CEP applies to any such reinstatement shall not be earlier than the date of such repayment and CEP shall not be liable for losses of any nature which either Company may suffer or incur and/or which may arise from any inadvertent or erroneous drawing except to the extent arising out of the bad faith, gross negligence or wilful misconduct of CEP or the Issuing Bank.

9.	NOTICES
9.1	Any notice or demand to be served on either Company by CEP hereunder may be served by:
(i)	facsimile to each of the facsimile numbers for the relevant Company specified in Schedule Three;
or
(ii)	registered or certified letter to each of the addresses for the relevant Company listed in Schedule Three, in each case marked for the attention of the relevant addressees listed in Schedule Three and such notice or demand shall only be deemed served upon deemed service of the follow-up facsimile or letter in accordance with Clause 9.3.

9.2	Unless otherwise stated, any notice or demand to be served on CEP by either Company hereunder must be served either at CEP’s address as stated above (or such other address as CEP may notify the Companies of from time to time on at least five Business Days’ notice) or by facsimile to facsimile number +353 1 247 6389 or such other facsimile number as CEP may notify the Companies of from time to time on at least five Business Days’ notice.

9.3	Any notice or demand:-
(a)	sent by post to any address in the Republic of Ireland or the United Kingdom shall be deemed to have been served on the relevant party at 10am. (London time) on the first Business Day after the date of posting (in the case of an address in the Republic of Ireland) and on the second Business Day after posting (in the case of an address in the United Kingdom) or, in the case of an address outside the Republic of Ireland or the United Kingdom (or a notice or demand to CEP), shall be deemed to have been served on the relevant party at 10am. (London time) on the third Business Day after and exclusive of the date of posting; or

(b)	sent by facsimile shall be deemed to have been served on the relevant party when dispatched.
9.4	In proving service by post it shall be sufficient to show that the letter containing the notice or demand was properly addressed and posted (by registered or certified letter where applicable) and such proof of service shall be effective notwithstanding that the letter was in fact not delivered or was returned undelivered.

9.5	In this Agreement, “Business Day” shall be construed as a reference to a day (other than a Saturday or a Sunday) on which banks are generally open in London, and, when used with reference to serving notices or demands on a Company, shall include Bermuda and New York.
10.	ASSIGNMENT/NOVATION
10.1	CEP has a full and unfettered right (a) to assign or otherwise dispose of the whole or any part of its rights and/or benefits under this Agreement or (b) (subject to Clauses 10.2 to 10.5) to novate its rights and obligations under this Agreement. The words “CEP” and “CEP’s” wherever used in Clauses 10.2 to 10.5 shall be deemed to include CEP’s permitted assignees and permitted novatees and other successors, whether immediate or derivative, who shall be entitled to enforce and proceed upon this Agreement in the same manner as if named herein. CEP shall be entitled to impart any information concerning the Companies to any such permitted assignee, permitted novatee or other successor or any participant or proposed permitted assignee, permitted novatee, successor or participant provided such proposed permitted assignee, permitted novatee, successor or participant has agreed not to disclose such information except to a professional adviser that is bound by a duty of confidentiality.

10.2	The person who is for the time being liable to perform CEP’s obligations under this Agreement (a “Transferring Bank”) shall be entitled to novate at any time, upon service of a notice on both Companies in the form attached as Schedule One to this Agreement (a “Novation Notice”), any or all of its rights and obligations under, and the benefit of, this Agreement to any Permitted Transferee. With effect from the date on which a Novation Notice is executed by the Transferring Bank and the Permitted Transferee and served on both Companies (the “Novation Date”), the provisions of Clause 10.3 shall have effect (but not otherwise).

10.3	With effect from (and subject to the occurrence of) the Novation Date:
10.3.1	the Permitted Transferee shall be bound by the terms of this Agreement (as novated) in every way as if the Permitted Transferee was and had been a party hereto in place of the Transferring Bank and the Permitted Transferee shall undertake and perform and discharge all of CEP’s obligations and liabilities under this Agreement (as novated) whether the same fell or fall to be performed or arose or arise on, before or after the Novation Date;

10.3.2	each Company shall release and discharge the Transferring Bank from further performance of its obligations arising in favour of that Company on and after the Novation Date under this Agreement and all claims and demands whatsoever in respect thereof against the Transferring Bank, and each Company shall accept the liability of the Permitted Transferee in respect of such obligations in place of the liability of the Transferring Bank;

10.3.3	the Transferring Bank shall release and discharge each Company from further performance of its obligations arising in favour of the Transferring Bank on and after the Novation Date under this Agreement and all claims and demands whatsoever in respect thereof by the Transferring Bank; and

10.3.4	each Company shall be bound by the terms of this Agreement (as novated) in every way, and it shall undertake and perform and discharge in favour of the Permitted Transferee each of its obligations whether the same fell or fall to be performed or arose or arise on, before or after the Novation Date and expressed to be owed to CEP.
10.4	Without prejudice to the automatic novation of the Transferring Bank’s rights and obligations pursuant to Clause 10.3, each Company undertakes to sign and return promptly each acknowledgement of the Novation Notice from time to time delivered to it promptly following receipt of the same from the Transferring Bank.

10.5	For the purposes of this Clause 10 a “Permitted Transferee” shall mean any holding company, subsidiary or affiliate of Citigroup Inc.
11.	SET-OFF
11.1 Without prejudice to any rights of set-off which may be available to CEP as a matter law, contract or otherwise, CEP may set off any obligation of either Company under this Agreement or in respect of any Credit established on behalf of that Company which is due and payable to CEP against any obligation owed by CEP or Citibank, N.A. to that Company (including without limitation in relation to any account held by that Company with CEP), regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, CEP may convert either obligation using CEP’s spot rate of exchange prevailing for the relevant currencies in the London foreign exchange market at or about 11am on the date of conversion for the purpose of the set-off.

11.2 Each Company hereby agrees that Citibank N.A. shall be entitled to rely on and action any credit or debit made by CEP in accordance with Clause 11.1, save that Citibank, N.A. shall not be entitled to exercise the foregoing right of set-off in relation to any account held by a Company with Citibank, N.A. (excluding any account held with Citibank N.A. over which a security interest is granted to CEP).
12.	GOVERNING LAW/JURISDICTION

This Agreement and all non-contractual obligations arising hereunder shall be governed by English law and, for CEP’s benefit, each Company hereby irrevocably submits to the jurisdiction of the English Courts in respect of any dispute which may arise from or in connection with this Agreement. The terms of this Agreement may not be modified or amended unless such modification or amendment is in writing and signed by CEP and both Companies. The rights of CEP or the Companies may only be waived in writing by CEP or the relevant Company (as applicable). A Company may not assign any of its rights hereunder without CEP’s prior written consent.

13.	MISCELLANEOUS PROVISIONS
13.1	Subject to this Clause and to Clause 11.2 a person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce any terms of this Agreement.

13.2	Citibank, N.A. may enforce the terms of Clause 11 subject to, and in accordance with, this Clause 13.2 and Clause 12 and the provisions of the Third Parties Act.

13.3	The parties to this Agreement do not require the consent of Citibank, N.A. to rescind or vary this Agreement at any time.

13.4	If Citibank, N.A. brings proceedings to enforce the terms of Clause 11 against either Company, the relevant Company shall only have available to it by way of defence, set-off or counterclaim a matter that would have been available by way of defence, set-off or counterclaim if Citibank, N.A. had been party to this Agreement.

13.5	Citibank, N.A. may not take proceedings to enforce Clause 11 unless and until it gives notice in writing to the relevant Company in any manner as is permitted by Clause 9, agreeing irrevocably to the provisions of Clause 12.

13.6	Unless expressly provided herein to the contrary, the obligations and liabilities of the Companies under this Agreement shall be several, and not joint.

EXECUTED THIS DAY ABOVE WRITTEN BY:

PLATINUM UNDERWRITERS REINSURANCE, INC. /s/ N. Adriana Nivia, Senior Vice President, Chief Financial Officer and Treasurer (Signature(s))

Dated	June 30, 2011

EXECUTED THIS DAY ABOVE WRITTEN BY:

PLATINUM UNDERWRITERS BERMUDA, LTD. /s/ Gavin Collery, Senior Vice President, Chief Financial Officer and Secretary (Signature(s))

Dated	June 30, 2011

(Signature(s))

Dated

EXECUTED THIS DAY ABOVE WRITTEN BY:

CITIGROUP EUROPE PLC /s/ Phillip Arch, Vice President (Signature(s))

Dated	June 30, 2011

SCHEDULE ONE
Form of Novation Notice for Clause 10
To: [                    ]
Date:
Dear Sirs
Insurance Letters of Credit — Master Agreement (Form 3/CEP) dated 30 June 2011 and made between Citibank Europe plc, Platinum Underwriters Reinsurance, Inc. and Platinum Underwriters Bermuda, Ltd. (the “Agreement”)
We refer to Clause 10 of the Agreement. We hereby notify you that we wish to exercise our option to novate under Clause 10 thereof so that with effect from today’s date the rights, liabilities and obligations of [name of Transferring Bank] shall be novated to [name of Permitted Transferee] in the manner set out in Clause 10 thereof.
The relevant address for the purposes of Clauses 3.1 and 9 is as follows:
[insert new address]
Yours faithfully
______________________________
for and on behalf of
[TRANSFERRING BANK]
______________________________
for and on behalf of
[PERMITTED TRANSFEREE]
[NAME OF COUNTERPARTY 1]:
(1)	acknowledges receipt of the Novation Notice; and

(2)	agrees that with effect from the date of the Novation Notice the rights, liabilities and obligations of [ ] are novated to [ ] in the manner set out in Clause 10 of the Agreement.
______________________________
for and on behalf of
[NAME OF COUNTERPARTY 1]
[NAME OF COUNTERPARTY 2]:
(1)	acknowledges receipt of the Novation Notice; and

(2)	agrees that with effect from the date of the Novation Notice the rights, liabilities and obligations of [ ] are novated to [ ] in the manner set out in Clause 10 of the Agreement.
______________________________
for and on behalf of
[NAME OF COUNTERPARTY 2]

SCHEDULE TWO
Form of Application Form
Page 1 of 2 FORM 4 (TO BE USED FOR NON-SCHEME LOC OPENINGS AND INCREASES ONLY) HEADER DETAILS: ILOC No.: ILOC Type: For openings leave blank (Choose from dropdown box) Effective date: Expiry date: (DD/MM/YYYY) New / to be changed to (DD/MM/YYYY) Advising period: Other advising period: (Choose from dropdown box) Evergreen clause: YES Other information: NO BENEFICIARY DETAILS: Full Company Name: Street Address: City / Post Code: S t ate / Country: For attention of: INTERMEDIARY DETAILS: (to be completed if the Credit is to be sent to a party different to the addressee shown above) Full Company Name: Street Address: City / Post Code: S t ate / Country: For attention of: TRANSACTION DETAILS: Transaction Type: Currency: (Choose from dropdown box) Previous ILOC amount: (A) Opening / Increase ILOC amount: (B) New ILOC amount: (C) (Complete boxes A, B and C when amending a credit. Complete only box C in case of a new credit) SIGNATURES Authorised Signatories only must sign form (as per Current Mandate/General Communications Indemnity and Master Reimbursement Agreement lodged with Citibank). If signatures below do not appear on the mandate Citibank has on file, form will be rejected and transaction will not be processed. SIGNED FOR AND ON BEHALF OF THE COMPANY (PLEASE TYPE IN FULL COMPANY NAME) TYPE FULL NAME AND SURNAME SIGNATURE TYPE DATE (DD/MM/YYYY) TYPE FULL NAME AND SURNAME SIGNATURE TYPE DATE (DD/MM/YYYY)

Page 2 of 2 ACCOUNT DETAILS: LOC a/c no.: Customer a/c no.: Mendes & Mount: YES NO WORDING DETAILS: Liquidator Wording: Comments: (Choose from dropdown box) Domicile: Multi-beneficiary Indicator: YES NO (If yes is chosen, fill in multi-beneficiary details below) Multi-beneficiary details: 1st Beneficiary name: Percentage: 2nd Beneficiary name: Percentage: 3rd Beneficiary name: Percentage: Multi-beneficiary Wording: (Choose from dropdown box) Option A: Designate an agent to act on behalf of the beneficiaries listed: CONTENT OF LC: Beneficiary: [NAME OF AGENT] for and on behalf of: “A”, “B”,... “All presentations, consents and instructions received from, and any action taken by, [NAME OF AGENT] shall bind each of the above-named beneficiaries. Only [NAME OF AGENT] and no other beneficiary named above, shall present documents hereunder for payment or provide any other consent or instruction hereunder.” Option B: “A” or “B” (means either one or the other, but not both, is the beneficiary; only one or the other can draw and either one, alone, can accept amendments or consent to revoke the credit): CONTENT OF LC: Beneficiary: “A” or “B” “Any one of the above-named parties shall constitute the Beneficiary with respect to any presentation, amendment, or consent to revoke. The above-named parties may not act simultaneously. Presentations, amendments and consents will be given effect in the order in which they are received.” Option C: “A” and/or “B” (means either one can act and bind both, or both can act simultaneously; if both draw simultaneously, payment must be made either to a joint account or to an account(s) of one or more of the beneficiaries that are drawing; an acceptance of an amendment or consent to revoke by either one binds both): CONTENT OF LC: Beneficiary: “A” and/or “B” “Any drawing hereunder or other action taken in connection herewith by one or more of the Beneficiaries shall bind all the Beneficiaries. Presentations, amendments and consents will be given effect in the order in which they are received. [Optional Clause: Payment under any presentation made to more than one named beneficiary shall be made pro-rata to the presenting parties.]” ORIGINAL FORM TO BE SENT TO: ILOC DEPARTMENT, CITIBANK EUROPE PLC, 1 NORTH WALL QUAY, BLOCK A, 2ND FLOOR, DUBLIN 1, REPUBLIC OF IRELAND. IF YOU HAVE ANY QUERIES WHILE FILLING IN THIS FORM, PLEASE CONTACT ILOC CUSTOMER SERVICES AT +353 1 622 55 70 OR BY E-MAIL AT ILOC.CSU@CITI.COM PLEASE NOTE THAT INCOMPLETE FORMS WILL BE RETURNED UNPROCESSED. 5 8 OTHER (fill comments box)

SCHEDULE THREE
Notice Details

For notices or demands to Platinum Underwriters Bermuda, Ltd.

Facsimile:	(441) 295 4605
Address:	The Belvedere Building, 69 Pitts Bay Road, 2nd Floor, Pembroke, HM08, Bermuda
FAO:	Gavin P. Collery, Senior Vice President, Chief Financial Officer and Secretary Roger M. Marshall, Vice President and Controller Douglas J. Anthony, Assistant Vice President and Assistant Controller

For notices or demands to Platinum Underwriters Reinsurance, Inc.

Facsimile:	(212) 238 9438
Address:	2 World Financial Center, 225 Liberty Street, Suite 2300, New York, NY 10281
FAO:	N. Adriana Nivia, Senior Vice President, Chief Financial Officer and Treasurer Karen E. Kattan, Treasury Operations Officer